Exhibit 1.1
 Camtek Ltd.

3,500,000 Ordinary Shares, par value NIS 0.01 per share

Underwriting Agreement

November 18, 2020

Barclays Capital Inc.

Stifel, Nicolaus & Company, Incorporated

as Representatives of the several Underwriters

c/o          Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

c/o          Stifel, Nicolaus & Company, Incorporated
787 Seventh Avenue, 11th Floor
New York, New York 10019

Ladies and Gentlemen:

Camtek Ltd., a company organized under the laws of the State of Israel (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom Barclays Capital Inc. (“Barclays”) and Stifel, Nicolaus & Company, Incorporated (“Stifel”) are acting as representatives (the “Representatives” or “you”) an aggregate of 3,500,000 Ordinary Shares, nominal value NIS 0.01 per share (the “Ordinary Shares”), of the Company (the “Firm Securities”) and, at the election of the Underwriters, up to 525,000 additional Ordinary Shares (the “Optional Securities”; the Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Securities”).

The Company understands that the Underwriters propose to make a public offering of their respective portions of the Securities as soon as you deem advisable after this Agreement has been executed and delivered.

1.          The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)          A shelf registration statement on Form F-3 (File No. 333-237680) (the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus included therein, have become effective in such form under the Securities Act of 1933, as amended (the “Act”) (a “Rule 462(e) Registration Statement”), no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission, the Company meets the requirements for use of Form F-3 under the Act, and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(e) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(e) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(e) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”); any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called “Written Testing-the-Waters Communication”;

(b)          No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain, at the time of filing thereof, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined below);

(c)          For the purposes of this Agreement, the “Applicable Time” is 5:30 P.M. (New York City time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed in Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), including any prospectus wrapper attached thereto, if any, as of the Applicable Time and as of each Time of Delivery (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time and as of each Time of Delivery, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information;

2

(d)          The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)          The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act (including that all contracts or other documents required to be filed as exhibits to the Registration Statement have been filed) and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date, as of the date hereof and as of each Time of Delivery (as to each part of the Registration Statement) and as of its issue date, as of the applicable filing date and as of each Time of Delivery (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f)              [Reserved];

(g)          The Company (A) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.

(h)          The audited consolidated financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, changes in equity and cash flows of the Company and its consolidated subsidiaries for the periods specified and such financial statements and related schedules and notes thereto, and the unaudited consolidated financial information filed with the Commission as part of the Registration Statement and the Pricing Disclosure Package, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The summary and selected historical financial data included in the Pricing Disclosure Package present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Pricing Disclosure Package and other financial information. No other financial statements or supporting schedules are required pursuant to the requirements of the Act and the rules and regulations of the Commission thereunder to be included in the Registration Statement or the Pricing Disclosure Package. The other financial and related statistical information included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package presents fairly in all material respects the information included or incorporated by reference therein and has been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Pricing Disclosure Package and the books and records of the respective entities presented therein. All disclosures contained in the Registration Statement and the Pricing Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.
3

(i)          The statistical and market-related data included in the Registration Statement, the Preliminary Prospectus and the Pricing Disclosure Package, are based on or derived from sources that the Company believes to be reliable and accurate;

(j)           (i) The Company and each of its subsidiaries filed all national, regional, local and foreign tax returns which are required to be filed through the date hereof (or has received timely extensions thereof), and paid all taxes shown on such tax returns, in each case except where the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect. Such returns are true and correct in all material respects, and has paid or remitted all taxes due and payable including with respect to all assessments received by it to the extent that the same are material and have become due and payable. To the Company’s knowledge, there are no tax audits, actions, claims, suits, proceedings or investigations pending, or threatened against the Company or any of its subsidiaries in writing which if adversely determined would reasonably be expected to have a Material Adverse Effect (as hereinafter defined); nor are there any material proposed additional tax assessments against the Company or any of its subsidiaries. Where payment is not yet due, the Company and each of its subsidiaries have established an adequate accrual for all material taxes in accordance with GAAP requirements; (ii) each of the Company and its subsidiaries are tax residents only in the country in which they are incorporated; and (iii) the Company and each of its subsidiaries incorporated in Israel has complied, in all material respects, with all applicable Israeli laws relating to Israeli goods and services taxes, Israeli value added taxes and other similar Israeli taxes. There is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets;

(k)          The Company and its subsidiaries, taken as a whole, have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any material loss or material interference with its business, direct or contingent, including from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any material labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, there has not been (i) any change in the share capital or long-term debt of the Company and its subsidiaries, taken as a whole (other than changes pursuant to agreements or employee benefit plans or in connection with the exercise of options or vesting of restricted share units, in each case as described or referred to in the Pricing Disclosure Package) or (ii) or any material adverse change, or any material adverse development in or affecting the properties, business, management, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(l)          The Company and its subsidiaries have good title to all of the material property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting rights or remedies of creditors generally; (B) the application of general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (C) applicable laws and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;
4

(m)          Except as described in the Pricing Disclosure Package or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or its subsidiaries and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental agency or body, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws;

(n)          The Company (i) has been duly incorporated and is validly existing as a corporation under the laws of the State of Israel, with corporate power and corporate authority to own its properties and conduct its business as described in the Pricing Disclosure Package, and is not currently designated as a “breaching company” (within the meaning of the Israeli Companies Law, 5759-1999 (“Companies Law”) by the Registrar of Companies of the State of Israel, nor has a proceeding been instituted in Israel by the Registrar of Companies of the State of Israel for the dissolution of the Company, and (ii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (ii), where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

(o)             This Agreement has been duly authorized, executed and delivered by the Company;

(p)          The Company has an authorized capitalization as set forth in the Pricing Disclosure Package under the captions “Capitalization” and “Description of Ordinary Shares” and all of the outstanding Ordinary Shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description of the share capital contained in the Pricing Disclosure Package and Prospectus; with respect to share options (the “Share Options”), all such Share Options were granted pursuant to equity-based compensation plans, qualified share option plan or other equity compensation plans as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus of the Company (the “Company Equity Plans”), and (i) each outstanding Share Option granted during the periods included in the Pricing Prospectus and intended to qualify as a “section 102 capital gains option” under Section 102 of the Israeli Income Tax Ordinance – (New Version) 1961 (the “Ordinance”) so qualifies and (ii) each grant of an Option during the periods included in the Pricing Prospectus was duly authorized no later than the date on which the grant of such Share Option was by its terms to be effective and otherwise in accordance with the requirements of applicable law by all necessary corporate action, except for such authorizations or qualifications the failure of which to obtain or make the same would not reasonably be expected to have a Material Adverse Effect;
5

(q)         The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable, free and clear of all lines, encumbrances, equities, third party rights or claims, and will conform in all material respects to the description of the Securities contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Securities is not subject to any preemptive or similar rights that have not been waived or complied with;

(r)          The issue and sale of the Securities and the compliance by the Company with its obligations under this Agreement and the consummation of the transactions herein contemplated (A) will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or a subsidiary is a party or by which the Company or a subsidiary is bound or to which any material property or assets of the Company or any of its subsidiaries is subject, (B) will not violate any of the provisions of the Memorandum of Association, Articles of Association or other organizational documents of the Company, or (C) will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, and (D) will not require any consent, approval, authorization, order, registration or qualification of or with any court, governmental agency or body or third party, except for (x) such consents, approvals, authorizations, orders, registrations or qualifications that have been obtained or made and are in full force and effect; such consents, approvals, authorizations, orders, registrations or qualifications include the consents of the Israel Innovation Authority of the Ministry of Economy and Industry of the State of Israel (formerly known as the Office of the Chief Scientist) (the “IIA”) which shall be obtained after the Applicable Time, (y) the registration under the Act of the Securities, the listing of the Securities on (1) the Tel Aviv Stock Exchange Ltd., a final application for which shall be filed after the Applicable Time, and a filing that will be made with the Israeli Securities Authority of all documents filed by the Company with the Commission in connection with the registration and offering of the Securities and (2) the Nasdaq Global Select Market (“Nasdaq”), and (z) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, except in the case of clauses (A), (C) and (D) as would not have a Material Adverse Effect or have a material impact on the ability to consummate this offering;

(s)          (A) Except as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus, the Company is not in violation of its Memorandum of Association, Articles of Association, or other organizational documents, and (B) none of the Company or any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (B), to the extent that such default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(t)          The statements set forth in the Pricing Disclosure Package and Prospectus under the caption “Description of Ordinary Shares,” insofar as they purport to constitute a summary of the terms of the Share Capital, under the captions “Material Tax Considerations” and “Underwriting,” insofar as they purport to describe the provisions of the laws and and documents referred to therein, are accurate and complete in all material respects; and each Transaction Document conforms, or will conform, in all material respects to the description thereof contained in each of the Pricing Disclosure Package and the Prospectus to the extent set forth therein;

6

(u)          Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or its subsidiaries or, to the knowledge of the Company, any officer or director of the Company is a party or of which any property or assets of the Company or a subsidiary is the subject which, if determined adversely to the Company or the applicable subsidiary or any officer or director, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or threatened by others;

(v)          The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be, required to be registered as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(w)          At the earliest time after the filing of the Initial Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not and is not, as of the date hereof, an “ineligible issuer,” as defined in Rule 405 under the Act;

(x)          Somekh Chaikin (a member of KPMG International), who have audited certain consolidated financial statements of the Company, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States);

(y)          The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(z)          The Company’s board of directors meets the independence requirements of, and has established an audit committee and a compensation committee that meet the independence and other requirements of, the rules and regulations of the Commission, Nasdaq and the Companies Law;

(aa)          Since the date of the latest audited consolidated financial statements included or incorporated by reference in the Pricing Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(bb)          The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(cc)          The Company and its subsidiaries own or possess, or to the Company’s knowledge, can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property(collectively, “Intellectual Property”) used in or necessary to carry on the business now operated by them in all material respects and, to the knowledge of the Company, as currently proposed to be operated by them. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (a) to the knowledge of the Company there is no infringement, misappropriation or other violation by third parties of any such Intellectual Property; (b) neither the Company nor its subsidiaries have received any written notice of any infringement, misappropriation, violation of or conflict with any rights of a third party with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or the subsidiaries therein, (c) the Intellectual Property owned or purported to be owned by, or exclusively licensed to, the Company and its subsidiaries is valid, subsisting and enforceable; (d) the operation of the businesses of the Company and its subsidiaries and the use of any Intellectual Property by the Company and its subsidiaries as now operated does not, to the Company’s knowledge, infringe, misappropriate, violate or otherwise conflict with the Intellectual Property of third parties and for each of (a)-(d) which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would, or would reasonably be expected to, have a Material Adverse Effect. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others (A) challenging the validity or scope of any Intellectual Property or the Company’s or its subsidiaries rights in any Intellectual Property, or (B) that the Company or its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property of a third party or (C) otherwise relating to any Intellectual Property that, individually or in the aggregate, would, or would reasonably be expected to, have a Material Adverse Effect, and the Company is unaware of any facts or circumstances which would form a reasonable basis for any such claim;

7

(dd)          There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources;

(ee)          Except as would not have a Material Adverse Effect, the Company and each of its subsidiaries have (i) complied, and are presently in compliance with its privacy and security policies, and with all laws (including but not limited to Regulation (EU) 2016/679 of the European Parliament and of the Council (General Data Protection Regulation – “GDPR”) and national implementation acts) applicable to the Company and/or any of its subsidiaries and statutes and all judgments, orders, rules, guidance and regulations of any court or arbitrator or governmental or regulatory authority, internal and external policies and contractual obligations applicable to the Company and/or any of its subsidiaries regarding the collection, use, transfer, storage, protection, disposal and/or disclosure and further processing of personally identifiable information and/or personal data as defined by the GDPR, and/or any other information collected from or provided by third parties, and (ii) have used commercially reasonable efforts to establish, and have established, adequate disaster recovery and security plans, procedures and facilities for the business, including, without limitation, for the information technology systems and data held or used by or for the Company and/or its subsidiaries. Neither the Company nor any of its subsidiaries (i) has received any written complaint, objection or communication alleging a violation with regard to its processing of personally identifiable information or personal data from any data protection authority or third party that could have a Material Adverse Effect, or (ii) has been investigated, or is, to its knowledge, the subject of any audit, administrative proceeding, court proceeding or other enforcement action in respect of data protection or privacy laws that could have a Material Adverse Effect, and in the case of both (i) and (ii) is unaware of any other facts that, individually or in the aggregate, would give rise to such circumstances;

(ff)          Except as would not have a Material Adverse Effect, the Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.
8

(gg)          Except as disclosed in the Pricing Disclosure Package, there are no related party transactions that would be required to be disclosed therein by Item 7.B. of Form 20-F and any such related party transactions described therein are described as required by applicable law;

(hh)          Neither the Company nor its subsidiaries incorporated in the United States maintain or contribute to, or otherwise have any current or contingent liability with respect to, an employee benefit plan that is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 412 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); the Company and its subsidiaries incorporated in the United States are in compliance in all material respects with the provisions of ERISA and the Code applicable to employee benefit plans maintained or contributed to by the Company and its subsidiaries incorporated in the United States; no non-exempt prohibited transaction has occurred, within the meaning of Section 406 of ERISA or Section 4975 of the Code, for which the Company or its subsidiaries incorporated in the United States would have any material liability;

(ii)          Except as would not be a Material Adverse Effect, the operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with ERISA, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Employee Benefit Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator to which the Company or its subsidiaries is a party with respect to the Employee Benefit Laws is pending or, to the knowledge of the Company, threatened. Except as would not reasonably be expected to have a Material Adverse Effect, all obligations of the Company and its subsidiaries to provide statutory severance pay to all their currently engaged employees in Israel (“Israeli Employees”) are fully funded or are accrued on the financial statements of the Company;

(jj)          Except as disclosed in the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company or its subsidiaries and any person (A) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering; or (B) granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(kk)          The holders of outstanding Ordinary Shares are not entitled to preemptive or other rights to subscribe for the Securities that have not been complied with or otherwise effectively waived; none of the outstanding Ordinary Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; there are no persons with registration or other similar rights to have securities of the Company registered under the Act other than as disclosed in the Pricing Disclosure Package; there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company or its subsidiaries other than those described in the Pricing Disclosure Package; and the description of the Company Equity Plans, and the options or other rights granted thereunder, included in the Pricing Disclosure Package fairly presents the information required to be shown with respect to such plans, arrangements, options and rights;

(ll)          None of the Company, any of its subsidiaries, any of the Company’s, directors, officers or, to the knowledge of the Company, any affiliate, agent, employee or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”), or is controlled or 50% or more owned in the aggregate by or is acting on behalf of one or more individuals or entities that are, the subject of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions (“Sanctioned Countries” and each, a “Sanctioned Country”), and the Company and its subsidiaries have, in the preceding five years, complied with all applicable laws and regulations relating to the export, reexport, transfer, import of products, software or technology, including, without limitation, those imposed, administered, or enforced by the United States Government (“Export Controls”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any Sanctioned Country, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions or in a manner which is prohibited under the Israeli Trading with the Enemy Ordinance – 1939; Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Person, or with or in a Sanctioned Country, in the preceding five years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Person, or with or in a Sanctioned Country; The Company and its subsidiaries have maintained in place and implemented commercially reasonable controls and systems to comply with Sanctions and Export Controls;
9

(mm)          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Israeli Prohibition on Money Laundering Law – 2000, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”) (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(nn)          None of the Company, any of its subsidiaries, their respective affiliates, directors, officers, employees or, to the knowledge of the Company, any agent or other person acting on behalf of the Company or any of its subsidiaries or affiliates is aware of, or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977 (the “FCPA”) as may be amended, and the rules and regulations thereunder, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company, its subsidiaries, and their affiliates have conducted their businesses in compliance with the FCPA and all other similar and applicable anti-bribery and anti-corruption laws, including, without limitation, Section 291A of the Israel Penal Law 5737-1977 and the rules and regulations thereunder, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(oo)          The Company has not engaged in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law, 5728-1968, as amended (the “Israeli Securities Law”) and the regulations promulgated thereunder in connection with the transactions contemplated hereby, and assuming the Underwriters did not engage in Israel in any form of solicitation, advertising or other action constituting an offer or a sale to initial purchasers who are not specified in Section 15A(b) of the Israeli Securities Law in connection with the transactions contemplated hereby, the Company would not be required to publish a prospectus in the State of Israel under the laws of the State of Israel for the transactions contemplated hereby; provided that the Underwriters will purchase, accept delivery of and make payment for purchase of the Securities outside of the State of Israel and that the Securities may be sold in Israel by the Underwriters only to such Israeli investors listed on the First Addendum of the Israel Securities Law (the “Addendum”) and who submit written confirmation to the Underwriters and the Company prior to any purchase that such investor (i) falls within the scope of the Addendum, understands the meaning of falling within such scope and gives their consent thereto and (ii) is acquiring the Securities for investment for its own account or, if applicable, for investment for clients who are investors listed in the Addendum and in any event not as a nominee, market maker or agent and not with a view to, or for the resale in connection with, any distribution thereof. The Company has complied in all material respects with its obligations to file reports required to be filed by the Company with the Israeli Securities Authority (“ISA”) and the Tel Aviv Stock Exchange Ltd. (such documents, together with any of the exhibits thereto or documents incorporated by reference therein, as filed with or furnished to the ISA or the Tel Aviv Stock Exchange Ltd., the “Company ISA Documents”). As of their respective effective dates and as of their respective ISA filing dates, the Company ISA Documents complied as to form in all material respects with the requirements of the Israeli Securities Law applicable to such Company ISA Documents, and none of the Company ISA Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of the Company, none of the Company ISA Documents is the subject of ongoing ISA review or outstanding ISA investigation and the Company ISA Documents were filed in compliance with the applicable requirements of the Israeli Securities Law. There are no outstanding or unresolved comments received from the ISA or its staff. No subsidiary of the Company is subject to the reporting requirements of the Israeli Securities Law;
10

(pp)          The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and, based on the Company’s current projected income, assets, market capitalization and activities, the Company does not expect to be classified as a PFIC for the current taxable year or any subsequent taxable year in the foreseeable future;

(qq)          The Company qualifies as a “foreign private issuer” within the meaning of Rule 405 under the Act;

(rr)          All payments to be made by or on behalf of the Company under or with respect to this Agreement and, except as disclosed in the Pricing Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the Securities and all payments with respect to the Securities upon liquidation of the Company or upon redemption thereof may, under the current laws and regulations (and interpretations thereof) of Israel and of any other jurisdiction in which the Company is organized or incorporated, engaged in business for tax purposes or has a permanent establishment or a permanent representative, any jurisdiction from or through which a payment is made, or any political subdivision, authority or agency in or of any of the foregoing having power to tax (each, a “Relevant Taxing Jurisdiction”), will not be subject to withholding or other taxes under the current laws and regulations of any Relevant Taxing Jurisdiction and are otherwise payable free and clear of any other tax, duty, levy, impost, assessment or other governmental charge, (including penalties and interest related thereto), withholding or deduction in any Relevant Taxing Jurisdiction and without the necessity of obtaining any governmental authorization in any Relevant Taxing Jurisdiction.
11

(ss)          No stamp, registration, documentary, or other issuance or transfer taxes or duties or other similar fees or charges (“Stamp Taxes”) and assuming that the Underwriters are not otherwise subject to taxation in Israel or another applicable Relevant Taxing Jurisdiction, no withholding, capital gains, income or other taxes are payable by or on behalf of the Underwriters, or otherwise imposed on any payments made to the Underwriters, in any Relevant Taxing Jurisdiction or to any taxing authority thereof or therein in connection with (1) the execution, delivery or performance of this Agreement by the parties hereto; (2) the issuance, sale or delivery of the Securities to or for the respective accounts of the Underwriters as set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, and pursuant to the terms of this Agreement; or (3) the sale and delivery by the Underwriters of the Securities to the purchasers thereof in the manner contemplated pursuant to the terms of this Agreement.

(tt)          Neither the Company nor any of its subsidiaries is in violation of any condition, requirement or undertaking, that would reasonably be expected to have a Material Adverse Effect, with respect to (i) any funding, benefits or incentives granted to the Company or any of its subsidiaries under the Law for Encouragement of Industrial Research and Development, 5744-1984 and the regulations, rules and circulars promulgated thereunder, including any instrument of approval granted to any of them by the IIA, or (ii) any grants, benefits, reduced tax rates or incentives provided to the Company or any of its subsidiaries under the Law for Encouragement of Capital Investments, 1959 (the “Investment Law”). The Company has not received any notice denying, revoking or modifying any “approved enterprise” or “beneficiary enterprise” or “preferred enterprise” or “technology enterprise” status with respect to any of the Company’s facilities or operations. All information supplied by the Company with respect to the applications or notifications relating to such “approved enterprise” status, “beneficiary enterprise” status, “preferred enterprise” status and “technology enterprise” status and to grants and benefits from the IIA  or the tax authority in accordance with the Investment Law, was true, correct and complete in all material respects when supplied to the appropriate authorities; Neither the Company nor any of its subsidiaries is in default under or otherwise missing a license from (i) the Israeli Ministry of Defence or an authorized body thereof pursuant to Section 2(a) of the Control of Products and Services Declaration (Engagement in Encryption), 1974, or (ii) from the Israeli Ministry of Economy pursuant to the Law of Regulation of Security Exports, 2007, to the extent applicable, and except for such default or license the occurrence of which or the failure of which to obtain under (i) or (ii) above would not reasonably be expected to have a Material Adverse Effect;

(uu)          Except as would not have a Material Adverse Effect, (i) no labor related litigation, and no labor dispute with the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent, (ii) the Company and its subsidiaries are in compliance in all material respects with the labor and employment laws and collective bargaining agreements applicable to their employees and (iii) the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors;

(vv)          The Company has not sold or issued any securities that would be integrated with the offering of Securities contemplated by this Agreement pursuant to the Act, the rules and regulations thereunder or the interpretations thereof by the Commission;

(ww)          There are no debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;

(xx)          No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital share, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company;
12

(yy)          The subsidiaries of the Company listed on Schedule IV hereto are the only “significant subsidiaries” as defined in Rule 405 of the Act; all subsidiaries of the Company other than those listed on Schedule IV hereto, when considered in the aggregate, as a single subsidiary, would not constitute a “significant subsidiary”; and

(zz)          (A) There has been no material security breach or incident, unauthorized access or disclosure, accidental or unlawful destruction, loss, alteration or other compromise of or relating to the Company or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure, accidental or unlawful destruction, loss, alteration or other compromise to their IT Systems and Data; in each case above, as would individually, or in the aggregate, result in a Material Adverse Effect; and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries have been and are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal and external policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or unauthorized modification.

2.          Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $16.065, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Securities that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 525,000 Optional Securities, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities, if any. Any such election to purchase Optional Securities may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, and may be exercised in whole or in part at any time from time to time, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.          Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.
13

4.          a) The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to Stifel, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Stifel at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on November 23, 2020 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Securities, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, each time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called an “Option Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)          The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(j) hereof, will be delivered at the offices of Latham & Watkins LLP (the “Closing Location”), and the Securities will be delivered at the office of DTC (or its designated custodian), all at such Time of Delivery.

5.          The Company covenants and agrees with each of the Underwriters:

(a)          To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act, within the time required by such rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b)          Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it is not otherwise subject to taxation on the date hereof;
14

(c)          Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed to by the Company and you) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your reasonable request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)          The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Act;

(e)          During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares, or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, without the prior written consent of the Representatives (other than (A) the Securities to be sold to the Underwriters hereunder, (B) the issuance of options, restricted stock units, restricted stock or other equity awards to acquire Ordinary Shares granted pursuant to the Company Equity Plans that are described in the Prospectus, as such plans may be amended, (C) the issuance of Ordinary Shares upon the exercise of any such options, restricted share units or other equity awards to acquire Ordinary Shares, (D) the filing by the Company of registration statements on Form S-8 with respect to the Company’s benefit plans that are referred to in the Prospectus, (E) Ordinary Shares issued upon exercise of outstanding warrants or convertible debt, (F) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that (i) such plan does not provide for the transfer of Ordinary Shares during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Lock-Up Period, and (G) in the event of the Company’s completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in the Company issuing Ordinary Shares, or all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property, subsequent to the completion of any of the events listed in this section;
15

(f)          To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(g)          To use its best efforts to receive approval for listing, subject to notice of issuance, the Securities on the Tel-Aviv Stock Exchange Ltd. and provide the required transaction notification to Nasdaq:

(h)          Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(i)          All sums payable by the Company under this Agreement will be exclusive of and paid free and clear of, and without deduction or withholding of, or reduction for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, imposed by any jurisdiction or political subdivision thereof or taxing authority thereof or therein and all interest, penalties or similar liabilities with respect thereto (“Taxes”), except as required by applicable law, in which event, with respect to payments made to the Underwriters, the Company will pay additional amounts within a reasonable time of the determination that such deduction or withholding is required by applicable law (and the Company will indemnify the Underwriters against such deduction or withholding, if applicable) so that the persons entitled to such payments will receive the amount that such persons would otherwise have received had such deduction or withholding not been required; provided that no such additional amounts will be required to be paid with respect to any Taxes imposed on such payment as a result of a present or former connection between the Underwriter and the taxing jurisdiction imposing such Tax, except solely as a result of entering into and performing under this Agreement. Upon the written request of the Underwriters, the Company will use all reasonable efforts to obtain and provide certified copies of tax receipts evidencing payment of any taxes so deducted or withheld (or, if certified copies are not available despite reasonable efforts of the Company, other evidence of payment reasonably satisfactory) to the Underwriters.

6.              (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, other than any such free writing prospectus the use of which has been consented to by the Representatives and which is listed on Schedule II(a) hereto; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission, other than any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b)           The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)          The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.
16

7.          The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following (together with any value added tax, withholding or other similar applicable tax thereon): (i) the reasonable fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all reasonable expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (such fees and disbursements of counsel in an amount that is not greater than $5,000); (iv) all fees and expenses in connection with listing the Securities on Nasdaq and the Tel-Aviv Stock Exchange Ltd.; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Securities (such fees and disbursements of counsel in an amount that is not greater than $10,000); (vi)  the cost of preparing share certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) all Stamp Taxes, plus value added tax and any similar taxes, if any, for which the Underwriters are liable in connection with the offer and sale of the Securities to the Underwriters and resales by the Underwriters to the purchasers thereof; (ix) (1) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (2) 50% of the cost of aircraft chartered if any, and (3) the cost of other transportation chartered in connection with the road show  (provided that the travel and lodging of the Underwriters shall be paid by the Underwriters); and (x) reasonable and documented expenses of the Underwriters actually incurred in connection with the transactions contemplated by the Agreement (not to exceed $10,000 in the aggregate).  It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

8.          The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; the Rule 462(e) Registration Statement, if any, has become effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; the Company shall have paid the required Commission filing fees relating to the Securities in accordance with Rules 456(b) and 457(r) under the Act;
17

(b)          (i) Latham & Watkins LLP, United States counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to the matters you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; and (ii) Meitar | Law Offices, Israeli counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to the matters you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)          (i) Kramer Levin Naftalis & Frankel LLP, U.S. counsel for the Company, shall have furnished to you their written opinion (in the form attached hereto as Annex I), dated such Time of Delivery, in form and substance satisfactory to you; and (ii) Shibolet & Co., Law Firm Israeli counsel for the Company, shall have furnished to you their written opinion (in the form attached hereto as Annex II), dated such Time of Delivery, in form and substance satisfactory to you;

(d)          On the date of the Prospectus at a time prior to the actual performance of the transactions contemplated under this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, you shall have received customary “comfort letters” with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, dated, respectively, the date hereof such date of post-effective amendment or Time of Delivery, as applicable, of Somekh Chaikin, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Act and the regulations thereunder, and in form and substance reasonably satisfactory to you (including that, in any letter the specified “cut-off” date referred to in such letter shall be a date no more than three days prior to the date of delivery);

(e)          (i) The Company and its subsidiaries, when taken as a whole, shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that would reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any change in the share capital or long-term debt of the Company and its subsidiaries, taken as a whole, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(f)          On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Tel-Aviv Stock Exchange Ltd. or on Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq or the Tel-Aviv Stock Exchange Ltd.; (iii) a general moratorium on commercial banking activities declared by either Federal, New York or Israeli authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or Israel; (iv) the outbreak or escalation of hostilities involving the United States, Israel or the declaration by the United States or Israel of a national security emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, Israel or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
18

(g)          The Securities to be sold at such Time of Delivery shall have been approved for listing, subject to notice of issuance, on Nasdaq and in principal on the Tel-Aviv Stock Exchange Ltd.;

(h)          The Company shall have obtained and delivered to the Underwriters executed copies of a lock-up letter from the executive officers, directors and certain shareholders of the Company listed on Schedule III hereto, substantially to the effect set forth in Annex III hereof in form and substance satisfactory to the Representatives;

(i)          The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(j)          The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a), (e) and (f) of this Section 8 and as to such other matters as you may reasonably request.

(k)          At each of the time of the execution of this Agreement and at each Time of Delivery, the Representatives shall have received from the Chief Financial Officer a certificate, each dated such applicable date, with respect to certain financial data, contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Marketing Materials and not covered by the comfort letter referred to above, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

9.            (a) The Company will indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Act), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, (ii) any Issuer Free Writing Prospectus, (iii) any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or (iv) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any road show (as defined in Rule 433(h) under the Act) (a “road show”) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in light of the circumstances under which such statements were made in the case of any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to the Act), and will reimburse each Underwriter for any documented legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Marketing Materials in reliance upon and in conformity with the Underwriter Information.
19

(b)          Each Underwriter will indemnify and hold harmless the Company, its directors, and officers (each, a “Company Indemnified Party”) against any losses, claims, damages or liabilities to which such Company Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information, it being understood and agreed that the only such information furnished to the Company by or on behalf of the Underwriters that shall constitute “Underwriter Information” for the purposes of this Agreement consists of the following: the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in the Pricing Disclosure Package and the Prospectus; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection, except to the extent that the indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party and such party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, or the indemnified and indemnifying parties may have actual or potential conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume its legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defense in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in addition to local counsels in any applicable jurisdictions), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
20

(d)          If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
21

(e)          The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Act, including, without limitation, the officers, directors, partners and members of each such Underwriter and its broker-dealer affiliates; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.           (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to an Option Delivery, the obligation of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.          The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.
22

12.          If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof; provided, that if this Agreement is terminated by the Underwriters due to the failure to meet the conditions in Section 8(f)(i), (iii), (iv) or (v), then the Company shall not be obligated to pay any such fees and expenses to the Underwriters.

13.          In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the Representatives in care of Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, attention of Syndicate Registration (facsimile: (646) 834-8133), with a copy to Office of the General Counsel; and Stifel Nicolaus & Company, Incorporated, 787 Seventh Avenue, 11th Floor, New York, NY 10019, U.S.A., Attention: General Counsel, Fax: 212-682-1766; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Chief Financial Officer, Facsimile: +(972) (4) 6048300 (with copies to those parties specified thereon). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14.          This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.          Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business and “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

16.          The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
23

17.          The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

18.          (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 18, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

20.          THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or your engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts. The Company irrevocably appoints Camtek USA, Inc., located at Fremont Blvd., Ste. 112, Fremont, California 48389, Tel: 510-624-9905, as its authorized agent (the “Authorized Agent”) upon which process may be served in any such suit or proceeding, and agree that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Such designation and appointment shall be irrevocable, unless and until a successor authorized agent in the United States reasonably acceptable to the Underwriters shall have been appointed by the Company, such successor shall have accepted such appointment and written notice thereof shall have been given to the Underwriters. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect. With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.
24

21.          The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.          In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

23.          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

24.          Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state, Israeli, foreign or other income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
25

25.          If any term or other provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

26.          Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the parties hereto. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

[signature page follows]
26

If the foregoing is in accordance with your understanding, please sign and return this signature page to us, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours, Camtek Ltd. By: /s/ Rafi Amit Name: Rafi Amit Title: CEO

[signature page]

Accepted as of the date hereof:

BARCLAYS CAPITAL INC.

By: /s/ Kristin DeClark Name: Kristin DeClark Title: Managing Director On behalf of each of the Underwriters

[signature page]

Accepted as of the date hereof:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By: /s/ Lewis Chia Name: Lewis Chia Title: Managing Director

On behalf of each of the Underwriters

[signature page]

SCHEDULE I

Underwriter	Total Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised

Barclays Capital Inc.	1,600,053	240,008
Stifel, Nicolaus & Company, Incorporated	1,227,947	184,192
Needham & Company, LLC	364,000	54,600
B.Riley Securities, Inc.	196,000	29,400
Northland Securities, Inc.	112,000	16,800
Total	3,500,000	525,000

Schedule I - 1

SCHEDULE II

(a)	Issuer Free Writing Prospectuses:

None.

(b)	Additional Documents Incorporated by Reference:

None.

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The public offering price per share for the Securities is $17.00.

The number of Ordinary Shares purchased by the Underwriters is 3,500,000.

The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 525,000 Ordinary Shares

Schedule II - 1

SCHEDULE III

LOCK-UP SIGNATORIES

Name

Rafi Amit

Yotam Stern

Orit Geva-Dvash

Moshe Eisenberg

Ramy Langer

Mordechay Ben-Arie

Yael Andorn

Yossi Shacham-Diamand

Priortech Ltd.

Chroma ATE Inc.

Schedule III - 1

SCHEDULE IV

SIGNIFICANT SUBSIDIARIES

Company	Place of Incorporation
Camtek HK Ltd.	Hong Kong

Schedule IV - 1

Annex I
Form of Issuer’s U.S. Counsel Opinion

November , 2020

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Stifel, Nicolaus & Company, Incorporated
787 Seventh Avenue, 11th Floor
New York, New York 10019

As Representatives of the several Underwriters

Ladies and Gentlemen:

We have acted as United States counsel to Camtek Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the issuance and sale by the Company of its ordinary shares, nominal value NIS 0.01 per share (the “Ordinary Shares”), in accordance with the Underwriting Agreement (the “Underwriting Agreement”), dated as of November 18, 2020, among you, as Representatives of the several Underwriters named in Schedule I thereto, and the Company, including [_________] Ordinary Shares (the “Firm Shares”), and up to [_________] additional Ordinary Shares (together with the Firm Shares, the “Shares”) pursuant to the option granted to the Underwriters in Section 2 of the Underwriting Agreement.  This opinion is delivered pursuant to Section 8(c) of the Underwriting Agreement.  Capitalized terms used but not defined herein have the meanings assigned to them in the Underwriting Agreement.

In rendering this opinion, we have examined executed copies of the following documents (collectively, the “Transaction Documents”):

(A)          the Underwriting Agreement;

(B)          the Registration Statement on Form F-3 (File No. 333-237680), including the documents incorporated by reference therein, registering the Shares to be sold pursuant to the Underwriting Agreement  (the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 14, 2020, and declared effective by the Commission on April 21, 2020 (the “Effective Date”), under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder;

(C)          the base prospectus dated April 13, 2020 and the preliminary prospectus supplement dated November 17, 2020 (collectively, the “Pricing Prospectus”); and

(D)          the final Prospectus Supplement dated November 18, 2020, as filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus”).

We have also reviewed such other documents and made such other investigations as we have deemed appropriate.  As to various questions of fact material to this opinion, we have relied upon the statements, representations and warranties of the Company contained in the Transaction Documents and upon the statements, representations and certificates of officers or representatives of the Company, public officials and others.  We have not independently verified the facts so relied on.

Based on the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

1.          Assuming due authorization, execution and delivery of the Underwriting Agreement under the laws of the State of Israel, the Underwriting Agreement has been duly executed and delivered by the Company to the extent such execution and delivery are governed by the laws of the State of New York.

2.          The execution and delivery by the Company of the Underwriting Agreement, and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Shares, do not result in: (i) a breach, violation or default under any agreement, instrument or other document which is governed by the laws of the State of New York listed as an exhibit to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the Commission on March 30, 2020 (the “Annual Report”); (ii) result in the creation or imposition of a lien on any of the Company’s property or assets under any agreement, instrument or other document governed by the laws of the State of New York included as an exhibit to the Company’s Annual Report; or (iii) result in the violation of any Relevant Law (as hereinafter defined) or any judgment, ruling, decree or order under Relevant Law known to us.

3.          No filing, consent, approval, authorization or order of, or qualification with, any governmental authority applicable to the Company is required under Relevant Law for (i) the issuance and sale of the Shares by the Company or (ii) the consummation by the Company of the transactions contemplated by the Underwriting Agreement, other than such as have been previously obtained or made and those that may be required under state securities or blue sky laws in connection with the offer and sale of the Shares.

4.          The Registration Statement has been declared effective by the Commission under the Act, and to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose or otherwise have been instituted or are pending or threatened in writing by the Commission.

5.          The Registration Statement, as of the Effective Date, the Pricing Prospectus, as of its date, and the Prospectus, as of its date (except for the financial statements and other financial data and related notes thereto and related schedules included therein or omitted therefrom, as to which we express no opinion), comply as to form in all material respects with the applicable requirements of the Act. The Preliminary Prospectus has been filed in accordance with Rules 424(b) under the Act, and the Prospectus has been filed in accordance with Rule 424(b) and Rule 430B under the Act.

6.          Each report filed pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) (except with respect to the financial statements and other financial data and other financial data and related notes thereto and related schedules included therein included therein or omitted therefrom, as to which we express no opinion) and incorporated by reference in the Pricing Prospectus and the Prospectus, when so filed or furnished, complied as to form in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder.

7.          The Company is not, and, immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, required to be registered as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

8.          The statements set forth in the (a) Prospectus under the captions “Material Tax Considerations – U.S. Federal Income Tax Considerations” and (b) Annual Report under the captions “Additional Information — Taxation — U.S. Federal Income Tax Considerations” “— Taxation of Distributions on the Ordinary Shares”, “— Taxation of the Disposition of Ordinary Shares”, “— Net Investment Income Tax”, “— Tax Consequences if We Are a Passive Foreign Investment Company”, “—Non-U.S. Holders of Ordinary Shares”, and “— Information Reporting and Back-up Withholding” insofar as such statements under clauses (a) or (b) constitute a summary of Relevant Law, are correct in all material respects and provide a fair summary of such matters.

Annex I - 2

9.          Based solely on a certificate submitted to us by an officer of the Company, to our knowledge, the Company is not a party to any action or proceeding pending or threatened with respect to the Underwriting Agreement or any of the transactions contemplated thereby.

10.          In accordance with, and subject to the limitations applicable to, Section 5-1401 of the New York General Obligations Law, pursuant to Section 20 of the Underwriting Agreement, a New York State court will recognize the laws of the State of New York as the governing law of the Underwriting Agreement.  In accordance with, and subject to the limitations applicable to, Section 5-1402 of the New York General Obligations Law, pursuant to Section 20 of the Underwriting Agreement, a New York State court will recognize the submission of the Company to the jurisdiction of the courts of the State of New York in connection with an action or proceeding arising out of or related to the Underwriting Agreement.  In accordance with, and subject to the limitations applicable to, Section 311 of the New York Civil Practice Law and Rules, pursuant to Section 20 of the Underwriting Agreement, a New York court will recognize service upon the Company by delivery of a summons to Camtek USA, Inc.

The opinion set forth herein is subject to and limited by the following:

We express no opinion with respect to any matters which require us to perform a mathematical calculation or make a financial or accounting determination.  Without limiting the foregoing, we express no opinion with respect to the Company’s compliance with any financial covenants set forth in the agreements, instruments and other documents listed by the Company as an exhibit to the Annual Report.

As used in this opinion letter, “to our knowledge” or “known to us” or any phrase of similar import shall mean the current, actual knowledge (without independent investigation or verification) of those attorneys in our firm who are currently members or associates of, or counsel to, our firm who have rendered legal services to the Company or its subsidiaries in connection with the preparation of the Transaction Documents and the issuance and sale of the Shares.

We express no opinion as to any laws other than the laws of the State of New York and the federal laws of the United States of America, that, in each case, in our experience, we recognize are normally applicable to transactions of the type contemplated by the Transaction Documents (the “Relevant Laws”).  Without limiting the foregoing, and except with respect to the opinions expressed in paragraphs 4, 5, 6 and 7, we express no opinion with respect to federal or state securities laws.

The opinion expressed herein is based upon the Relevant Laws and interpretations thereof in effect on the date hereof, and the facts and circumstances in existence on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise or should there be any change in such facts or circumstances.

This opinion letter is being delivered to you and is solely for your benefit in connection with the transactions contemplated by the Underwriting Agreement. This opinion letter may not be relied upon or otherwise used by you for any other purpose, or by any other person for any purpose, without our prior written consent.

Very truly yours, Kramer Levin Naftalis & Frankel LLP

Annex I - 3

November , 2020

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Stifel, Nicolaus & Company, Incorporated
787 Seventh Avenue, 11th Floor
New York, New York 10019

As Representatives of the several Underwriters

Ladies and Gentlemen:

We have acted as United States counsel to Camtek Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the issuance and sale by the Company of its ordinary shares, nominal value NIS 0.01 per share (the “Ordinary Shares”), in accordance with the Underwriting Agreement (the “Underwriting Agreement”), dated as of November 18, 2020, among you, as Representatives of the several Underwriters named in Schedule I thereto, and the Company, including [_________] Ordinary Shares (the “Firm Shares”), and up to [_________] additional Ordinary Shares (together with the Firm Shares, the “Shares”) pursuant to the option granted to the Underwriters in Section 2 of the Underwriting Agreement.  This letter is furnished to you pursuant to Section 8(c) of the Underwriting Agreement.  Except as specifically provided herein, capitalized terms used but not defined herein shall have the meanings assigned to them in the Underwriting Agreement.

As United States counsel to the Company, we reviewed the Registration Statement on Form F-3 (File No. 333-237680), including the documents incorporated by reference therein (the “Registration Statement”), the base prospectus dated April 13, 2020 and the preliminary prospectus supplement dated November 17, 2020 (collectively, the “Pricing Prospectus”), and the final Prospectus Supplement dated November 18, 2020, as filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus” and together with the Registration Statement and the Pricing Prospectus, the “Offering Documents”), in each case relating to the offering of the Shares to be sold pursuant to the Underwriting Agreement, and participated in conferences with the representatives of the Company, representatives of the independent public accountants for the Company, counsel for the Underwriters, and other representatives of the Underwriters, at which conferences the contents of the Offering Documents and related matters were discussed.

For purposes of this letter, we have not independently verified and are not passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Documents. Moreover, many of the determinations required to be made in the preparation of the Offering Documents involve matters of a non-legal nature. We can give you no assurance that our participation as described in the prior paragraph would necessarily reveal matters of significance with respect to the following comments.

Annex I - 4

During the course of performing the services referred to in this letter, nothing has come to our attention that causes us to believe that (i) the Registration Statement, as of its most recent effective date under the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Pricing Prospectus, as of the Applicable Time, together with the pricing information set forth in the Prospectus (including without limitation, underwriting discounts and commissions) and the other information in the Prospectus affected by the pricing information, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) that, the Prospectus as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that, in the case of each of clauses (i), (ii) and (iii) above, we express no view with respect to the financial statements, the notes thereto and the related schedules and the other financial and accounting data contained or incorporated by reference therein or omitted therefrom.

As used herein, the “Applicable Time” means [_] [a.m./p.m.] (Eastern Time) on November 18, 2020.

This letter is based upon the facts and circumstances in existence on the date hereof, and we assume no obligation to revise or supplement this letter should there be any change in such facts or circumstances.

This letter is being delivered to you and is solely for your benefit in connection with the transactions contemplated by the Underwriting Agreement. This letter may not be relied upon or otherwise used by you for any other purpose, or by any other person for any purpose, without our prior written consent.

Very truly yours, Kramer Levin Naftalis & Frankel LLP

Annex I - 5

Annex II
Form of Issuer’s Israeli Counsel Opinion

Tel-Aviv, November [  ], 2020

To:
Barclays Bank Capital Inc.
745 Seventh Avenue
New York, New York 10019

Stifel, Nicolaus & Company, Incorporated,
787 Seventh Avenue, 11th Floor
New York, New York 10019

As Representatives of the several Underwriters

Ladies and Gentlemen:

We have acted as Israeli counsel to Camtek Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the issuance and sale by the Company of [_]  (the “Firm Shares”) ordinary shares, par value NIS 0.01 per share, of the Company (the “Ordinary Shares”), pursuant to the Underwriting Agreement (the “Underwriting Agreement”), dated November 18, 2020, among you, as Representatives of the Underwriters named therein, and the Company, and up to [_] additional Ordinary Shares (together with the Firm Shares, the “Shares”) pursuant to the option granted to the Underwriters in Section 2 of the Underwriting Agreement.  This letter is furnished to you pursuant to Section 8(c) of the Underwriting Agreement.

Capitalized terms used but not defined herein have the meanings assigned to them in the Underwriting Agreement.

In rendering this opinion, we have examined executed copies of the following documents (collectively, the “Transaction Documents”):

(A)          the Underwriting Agreement;

(B)          the Registration Statement;

(C)          the Prospectus;

(D)          the Pricing Disclosure Package;

(E)          the Company’s Annual Report on Form 20-F for the year ended December 31, 2019, filed with the Commission on March 30, 2020 (the “Annual Report”);

(F)          the memorandum of association of the Company, serving as Exhibit 3.1 to Amendment No. 1 to the Company’s Registration Statement on Form F‑1, File No. 333‑12292, filed with the Commission on July 21, 2000 (the “Memorandum”);

(G)          the articles of association of the Company as currently in effect, which was attached as Annex A to the Company’s proxy statement for its September 20, 2018 special general meeting of shareholders, serving as an exhibit to the Company’s Report of Foreign Private Issuer on Form 6-K, File No. 000-30664, furnished to the Commission on August 16, 2018) (the “Articles”);

(H)          all corporate resolutions made available to us by the Company relating to the sale of the Shares to the Underwriters pursuant to the Underwriting Agreement;

(I)          certain excerpts from public records of the Registrar of Companies of the State of Israel (the “Registrar”);

(J)          the agreements and instruments listed on Exhibit A hereto (each, a “Scheduled Agreement”);

(K)          the certificates of various corporate officers delivered by the Company to us pursuant to the Underwriting Agreement on the date hereof.

We have also reviewed such other documents and made such other investigations as we have deemed appropriate.

In such examination, and in rendering this opinion, we have assumed without our having conducted any independent investigation or verification all of the following:

(i)              the due authorization, execution and delivery of each agreement and all other documents reviewed by us by the parties thereto other than the Company;

(ii)             the genuineness of any and all dates, seals, stamps, markings and signatures on all documents reviewed by us, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, and the authenticity and completeness of the originals of such latter documents;

(iii)            the correctness and completeness of certificates of public officials and the representations set forth therein;

(iv)            that the Company has made available to us all of the Company’s relevant records, that the documents reviewed by us are in full force and effect, complete, and have not been amended, supplemented or otherwise modified, or otherwise alter the content or efficacy of the Transaction Documents and the transactions contemplated and authorities granted thereby; and

(v)             the legal capacity, for all relevant purposes, of all natural persons that have signed the documents referred to in this opinion, and that all parties who have signed the same, other than the Company, had the requisite power and authority (corporate or otherwise) to execute, deliver and perform the same.

As to various questions of fact material to this opinion, we have relied upon the statements, representations and certificates of officers or representatives of the Company, public officials and others. We have not independently verified the facts so relied on. We have assumed the completeness and truthfulness of all facts communicated to us by the Company and its officers and representatives, public officials and others and except as detailed above, we have neither examined any other document nor did we conduct any independent investigation as to any facts in connection with the opinions set forth herein. In addition, we did not examine any records of courts, administrative tribunals or any other similar entity in connection with our opinions expressed herein.

Based on the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

1.          The Company has been duly incorporated and is validly existing as a company under the laws of the State of Israel. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus Supplement and to enter into and perform its obligations under the Underwriting Agreement, and to our knowledge no proceeding has been instituted by the Registrar for the dissolution of the Company.

Annex II - 2

2.          The Memorandum and the Articles are in full force and effect as of the Applicable Time and as of the date hereof.

3.          The Underwriting Agreement has been duly authorized, executed, approved and delivered by the Company. All corporate action required by the laws of the State of Israel, the Memorandum and the Articles to be taken by the Company for the due authorization, offering, issuance, sale and delivery of the Shares has been validly and sufficiently taken and the filing of each of the Registration Statement, the Preliminary Prospectus and the Prospectus has been duly authorized by and on behalf of the Company.

4.          The execution and delivery by the Company of the Underwriting Agreement, and the consummation by the Company of the transactions contemplated thereby, do not result in the violation or material breach of (i) any Relevant Law (as hereinafter defined), (ii) the Memorandum and the Articles, or (iii) any Scheduled Agreement governed by Israeli law.

5.          No filing, consent, license, approval, authorization, decree or order of, or registration or qualification with, any governmental authority applicable to the Company is required under Relevant Law for (i) the issuance, sale and delivery of the Shares by the Company or (ii) the due authorization, execution, delivery and performance by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except for consents which have been obtained, and except for (A) notices, approvals and letters of undertaking, if applicable, to and by the Israel Innovation Authority, (B) filings with the Israel Securities Authority of all documents filed by the Company with the Commission in connection with the registration and offering of the Shares and (C) final approval for trading of the Shares from the Tel-Aviv Stock Exchange, all of which need to be made or obtained following the Applicable Time. Assuming any offering or sale of the Shares pursuant to the Underwriting Agreement in Israel has been made either to investors that qualify as investors enumerated in the First Addendum of the Israeli Securities Law, 5728-1968, or to such other investors, the aggregate number of which, together with the number of other investors to whom an offering and sale in the State of Israel of any equity securities of the Company in the past twelve months has been made, did not exceed 35, the Company is not required to publish a prospectus with respect to the sale of Shares under the Underwriting Agreement in the State of Israel under the laws of the State of Israel.

6.          The Company’s authorized share capital is as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus in the column entitled “As of September 30, 2020”—“Actual” under the caption “Capitalization,” subject to any non-material changes in the Company’s issued share capital from debt or equity issuances between September 30, 2020 and the date of the Pricing Prospectus, and the issued and outstanding Ordinary Shares of the Company conform to the descriptions thereof set forth or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus as of the dates stated therein. All of the issued and outstanding Ordinary Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

7.          The Shares have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement, and, when issued and paid for as contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

8.          No shareholder of the Company nor any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase Ordinary Shares (including Shares) from the Company arising by operation of the Memorandum or the Articles or Relevant Laws, or from any agreement. To our knowledge, there are no persons with registration rights under any Scheduled Agreement to have any securities registered pursuant to the Registration Statement, other than any such rights that have been properly waived.

Annex II - 3

9.          With respect to the statements set forth in the Registration Statement and Pricing Disclosure Package, including  statements incorporated into the Prospectus by reference to the Annual Report, insofar as such statements (i) constitute a summary of documents referred to therein to Israeli legal matters or provisions of the Memorandum or the Articles, or (ii) relate to matters regarding any Relevant Law, they have been reviewed by us and are correct in all material respects and provide a fair summary of such matters; These statements appear under the captions:

Prospectus
“Material Tax Considerations—Israeli Taxation”

Annual Report
“Item 3 —D. Risk Factors —

Risk Factors Related to Our Business and Our Markets — Our principal shareholders, Priortech and Chroma, hold a controlling interest in us and will be able to exercise their control in ways that may be adverse to the interests of our other shareholders. Our relationship with Priortech and Chroma may give rise to a conflict of interests.”

Risks Related to Operations in Israel — “Conditions in the Middle East and Israel may adversely affect our operations”, “Our ability to take advantage of Israeli government programs and tax benefits may change, which could increase our tax expenses”, “The government grants we received for know-how research and development expenditures impose certain restrictions on utilization of the funded grants and may expose us to payment of royalties in connection with the commercialization thereof”, “It may be difficult to enforce a U.S. judgment against us or our officers and directors, or to assert U.S. securities law claims in Israel”, “Being a foreign private issuer exempts us from certain SEC requirements and Nasdaq Rules, which may result in less protection than is afforded to investors under rules applicable to domestic issuers”, “Provisions of Israeli law may delay, prevent or make undesirable an acquisition of all or a significant portion of our shares or assets”,  “Shareholder rights and responsibilities are governed by Israeli law which differs in some respects from the rights and responsibilities of shareholders of U.S. companies”,

“Item 4.B - Business Overview - The Israel Innovation Authority”, under “Item 6 —Directors, Senior Management and Employees — B. Compensation”, —C. Board Practices“, “— D. Employees”, — E. Share Ownership”,

“Item 7 — Major Shareholders and Related Party Transactions”,

“Item 10 — B. Additional Information — Memorandum and Articles of Association”, “E. Taxation—Israeli Taxation — Application of the U.S.‑Israel Tax Treaty to Capital Gains Tax”,

“Item 16G. Corporate Governance” and

Exhibit 2.1.

10.          Based on a certificate submitted to us by officers of the Company and otherwise to our knowledge, there are no Israeli legal or governmental proceedings pending or threatened in writing against the Company that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus and are not so described, or with respect to the Underwriting Agreement, the Registration Statement or the consummation of the transactions contemplated hereby or thereby.

Annex II - 4

11.          The appointment by the Company of Camtek USA, Inc. as the Company’s authorized agent for the purposes described in Section 20 of the Underwriting Agreement is legal, valid and binding under the laws of the State of Israel.

12.           Assuming that none of the Underwriters is subject to taxation in Israel due to Israeli tax residence or the existence of a permanent establishment in Israel, the issuance and sale by the Company to the Underwriters of the Shares pursuant to the Underwriting Agreement are not subject to any tax imposed by the State of Israel or any political subdivision thereof.

13.          On the assumption that the jurisdiction clause in Section 20 of the Underwriting Agreement is valid and binding under the laws of the State of New York by which the Underwriting Agreement is expressly governed, the submission by the Company to the exclusive jurisdiction of those courts specified in Section 20 of the Underwriting Agreement, and the Company’s agreement to the designation of New York law as set forth in Section 20 of the Underwriting Agreement, are legal, valid and binding upon the Company under the laws of the State of Israel and would be enforceable in any judicial or administrative proceeding in Israel, and the courts of the State of Israel would give effect to the choice of New York law as the proper law of the Underwriting Agreement in any judicial proceeding in Israel

14.          All dividends and other distributions properly declared and payable on the Shares may under the current laws and regulations of Israel be paid in Israeli currency that may be freely converted into U.S. dollars and there are currently no exchange controls in effect in Israel that restrict the repatriation by non-residents of Israel in non-Israeli currency of any dividends, if any are declared and paid, and liquidation distributions or the Company’s ability to import and export capital.

The opinion set forth herein is subject to and limited by the following:

We express no opinion with respect to any matters which require us to perform a mathematical calculation or make a financial or accounting determination. Without limiting the foregoing, we express no opinion with respect to the Company’s compliance with any financial covenants set forth in the agreements, instruments and other documents listed by the Company as an exhibit to the Registration Statement or the Annual Report.

As used in this opinion letter, “to our knowledge” or “known to us” or any phrase of similar import shall mean the current, actual knowledge (without independent investigation or verification) of those attorneys in our firm who are currently members or associates of, or counsel to, our firm who have rendered legal services to the Company or its subsidiaries.

We express no opinion as to the effect of rules of law governing enforceability, specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity) or remedies that involve judicial discretion, concepts of materiality (other than as expressly stated in our opinions above), reasonableness, good faith, public policy, proportionality, restrictions on competition and fair dealing and the discretion of any court of competent jurisdiction or other governmental authority in awarding specific performance or injunctive relief and other equitable remedies or remedies that involve judicial or governmental discretion.  We express no opinion as to the legality, validity, binding nature or enforceability of any provision providing for the payment or reimbursement of costs or expenses, or indemnifying a person, or providing exculpation, release or exemption from liability, to the extent such provisions may be excessive in amount or held to be unenforceable. Our opinion in paragraph 12 above should not be construed as a guarantee that the Israeli tax authorities will not consider such matters differently. In addition, we express no opinion as to any laws of any jurisdiction other than the laws of the State of Israel. In this regard, we have assumed that no laws other than those of the State of Israel would affect any of the conclusions stated in this opinion letter and that, under all applicable non-Israeli laws, the Transaction Documents constitute a valid and legally binding obligation (enforceable in accordance with its terms) of the Company and of each party to it other than the Company.

Annex II - 5

We are members of the Israel Bar and we express no opinion as to any laws other than the laws of the State of Israel (the laws of the State of Israel, the “Relevant Laws”).

The opinion expressed herein is based upon the Relevant Laws and interpretations thereof in effect on the date hereof, and the facts and circumstances in existence on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise or should there be any change in such facts or circumstances.

This opinion letter is being delivered to you in connection with the transactions described in the Underwriting Agreement solely for the benefit of the Underwriters in connection with the closing under the Underwriting Agreement occurring today and may not be relied on or otherwise used by any other person or by you for any other purpose.

This opinion is subject to and qualified by limitations and constraints of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect of general application relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

Very truly yours, Shibolet & Co., Law Firm
Annex II - 6

Exhibit A

1.	Camtek Ltd. 2003 Share Option Plan.

2.	Camtek Ltd. 2007 Restricted Share Unit Plan.

3.	Camtek Ltd. 2014 Share Option Plan.

4.	Camtek Ltd. 2018 Share Incentive Plan (and Sub-Plan for Grantees Subject to Israeli Taxation).

5.	Form of Indemnification Undertaking and Exemption and Release between Camtek Ltd. and its directors and office holders.

6.	Amended and Restated Registration Rights Agreement by and between the Company and Priortech Ltd., dated December 30, 2004.

7.	Share Purchase Agreement by and between Camtek Ltd. and Chroma ATE Inc. dated February 11, 2019.

8.	Lease Agreement, dated March 30, 2018, by and between Babcom Center Ltd. and Camtek Ltd.

9.	Camtek Ltd. Compensation Policy, approved by the Company’s shareholders on July 7, 2020.

Annex II - 7

Tel-Aviv, November [  ], 2020

To:
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Stifel, Nicolaus & Company, Incorporated,
787 Seventh Avenue, 11th Floor
New York, New York 10019

As Representatives of the several Underwriters

Ladies and Gentlemen:

We have acted as Israeli counsel to Camtek Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the issuance and sale by the Company of [_] ordinary shares (the “Firm Shares”), par value NIS 0.01 per share, of the Company (the “Ordinary Shares”), pursuant to the Underwriting Agreement (the “Underwriting Agreement”), dated as of November 18, 2020, among you, as Representatives of the several Underwriters named in Schedule I thereto, and the Company, and up to [_] Ordinary Shares (together with the Firm Shares, the “Shares”) pursuant to the option granted to you in Section 2 of the Underwriting Agreement.  This letter is furnished to you pursuant to Section 8(c) of the Underwriting Agreement.

Capitalized terms used but not defined herein have the meanings assigned to them in the Underwriting Agreement.

As Israeli counsel to the Company, we reviewed the Registration Statement (including the documents incorporated by reference therein), the Pricing Disclosure Package and the Prospectus (collectively, the “Offering Documents”), in each case relating to the offering of the Shares to be sold pursuant to the Underwriting Agreement, and participated in conferences with the representatives of the Company, representatives of the independent public accountants for the Company, counsel for the Underwriters, and other representatives of the Underwriters, at which conferences the contents of the Offering Documents and related matters were discussed.

 For purposes of this letter, we have not independently verified and are not passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Documents. Moreover, many of the determinations required to be made in the preparation of the Offering Documents involve matters of a non-legal nature. We can give you no assurance that our participation as described in the prior paragraph would necessarily reveal matters of significance with respect to the following comments.

Annex II - 8

Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, on the basis of the foregoing, during the course of performing the services referred to in this letter (relying as to matters of fact upon officers and other representatives of the Company), nothing has come to our attention that causes us to believe that (i) any part of the Registration Statement as of its most recent effective date for Rule 430B(f)(2) under the Securities Act of 1933 as amended, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) that, the Prospectus as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that, in the case of each of clauses (i), (ii) and (iii) above, we express no view with respect to (a) the financial statements, the notes thereto and the related schedules, (b) the other financial and accounting data and the statistical data derived from the financial statements and notes and schedules thereto, or (c) any information or data of the type identified in clauses (a) or (b) that is contained in documents that are incorporated by reference in or omitted from the documents identified in clauses (i), (ii) and (iii) above.

As used herein, the “Applicable Time” means [_] [p.m/a.m.] (Eastern Time) on November [_], 2020. This letter is based upon the facts and circumstances in existence on the date hereof, and we assume no obligation to revise or supplement this letter should there be any change in such facts or circumstances.

This letter is being delivered only to the Underwriters and is solely for their benefit in connection with the transactions contemplated by the Underwriting Agreement. This letter may not be relied upon or otherwise used by the Underwriters for any other purpose or by any other person for any other purpose without our prior written consent.

Very truly yours, Shibolet & Co., Law Firm

Annex II - 9

Annex III
Form of Lock-Up Letter

Camtek Ltd.
Lock-Up Letter Agreement

  November 18, 2020

Barclays Capital Inc.

Stifel, Nicolaus & Company, Incorporated

as Representatives of the several Underwriters named in the Underwriting Agreement (the “Underwriters”)

c/o          Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

c/o          Stifel, Nicolaus & Company, Incorporated
787 Seventh Avenue, 11th Floor
New York, New York 10019

Re:          Proposed Public Offering by Camtek Ltd.

Ladies and Gentlemen:

The undersigned, a holder of ordinary shares, nominal value NIS $0.01 per share (“Ordinary Shares”), and/or securities convertible into or exchangeable or exercisable for Ordinary Shares, of Camtek Ltd., a company organized under the laws of the State of Israel (the “Company”), understands that Barclays Capital Inc. and Stifel, Nicolaus & Company, Incorporated (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of the Company’s Ordinary Shares. In recognition of the benefit that such an offering will confer upon the undersigned as a securityholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Representatives that, during a period commencing on the date hereof and ending on the 90th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer (each, a “Transfer”) any Ordinary Shares or any securities convertible into or exchangeable or exercisable for Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, make any demand with respect to, cause to be filed, or exercise any right with respect to any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may Transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) only in the case of clauses (i), (ii), (iii) and (iv) below, the Representatives receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such Transfer shall not involve a disposition for value, (3) such Transfers are not required to be reported with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or under Israel’s Securities Law, 5728-1968 (or regulations promulgated thereunder) (the “Israeli Securities Law Regulations”) and (4) neither the undersigned nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such Transfers (other than a filing on a Form 5 made after the expiration of the Lock-Up Period):

(i)	as a bona fide gift or gifts; or

(ii)
to any member of the immediate family of the undersigned or to a trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to limited partners, members, or stockholders of the undersigned; or

(iv)	to the undersigned affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(v)	Transfers by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; or

(vi)	pursuant to a qualified domestic relations order or in connection with a divorce settlement or other court order; or

(vii)	to the Company pursuant to the repurchase provisions of existing employment agreements and equity grant documents; or

(viii)	to the Company in satisfaction of any tax withholding obligation.

In addition, (1) notwithstanding the foregoing, the undersigned may Transfer Lock-Up Securities pursuant to a Rule 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act and that has been entered into by the undersigned prior to the date of this lock-up agreement, provided that no public announcement or filing shall be required or voluntarily made by any person in connection therewith during the Lock-Up Period and (2) this letter agreement shall not restrict the delivery of Ordinary Shares to the undersigned upon vesting and settlement of restricted share units or exercise of options outstanding on the date hereof in accordance with their terms.

Moreover, no provision in this letter shall be deemed to restrict or prohibit (1) the transfer of the undersigned’s Lock-Up Securities to the Company in connection with the termination of the undersigned’s services to the Company, provided that any filing under Section 16 of the Exchange Act made in connection with such transfer shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (1); and (2) the transfer of Lock-Up Securities upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company's securities involving a “change of control” (as defined below) of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Shares owned by the undersigned shall remain subject to the restrictions contained in this agreement. For purposes of this clause, “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that, in one transaction or a series of related transactions, any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting shares of the Company.
Annex III - 2

Furthermore, the undersigned may sell Ordinary Shares purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission (other than a Form 144 in relation to such a sale otherwise permitted hereunder), or under Israeli Securities Law Regulations, and (ii) neither the undersigned nor any purchaser of the Ordinary Shares otherwise voluntarily effects any public filing or report or other public notice regarding such sales.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any Transfer of Lock-Up Securities if such Transfer would constitute a violation or breach of this agreement.

This letter agreement shall automatically terminate if (i) the Company notifies the Representatives that it does not intend to proceed with the Public Offering, (ii) if the Underwriting Agreement is not executed prior to December 1, 2020 (iii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Ordinary Shares to be sold thereunder, or (iv) the Representatives advise the Company in writing that they have determined not to proceed with the Public Offering.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]
Annex III - 3

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the Transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours, Signature:__________________ Print Name:

 [Signature Page]

Annex III - 4